DATA
                                      ----

PART A -- THIS PART LISTS YOUR PERSONAL DATA
------

OWNER:      [EMPLOYER/TRUSTEE]

ANNUITANT:  [JOHN DOE]

            Age: [35]           Sex: [Male]

CERTIFICATE NUMBER: [2003]

ISSUE DATE: [August 1, 2003 ]

PARTICIPATION DATE: [August 31, 2003 ]

ANNUITY COMMENCEMENT DATE: [August 8, 2031 ]

      THE MAXIMUM MATURITY AGE IS AGE [85] - SEE SECTION 7.05

BENEFICIARY: [Jane Doe]

PART B--THIS PART LISTS THE CONTRACT TERMS THAT AFFECT YOUR CERTIFICATE.
------

Initial Guaranteed Interest Rate: [3.10%  To August 1,2004 ]

Minimum Guaranteed Interest Rate: [3.00% To December 31, 2003]
                                  [1.5% / 3.00% After December 31, 2003 ]

2003NJ403(b)                                                         Data Page 1

          ANNUITANT:                         [John Doe]
          OWNER:                             [John Doe]
          CONTRACT NUMBER:                   [123456789]
          ISSUE DATE:                        [August 1, 2003]
          CONTRACT DATE:                     [August 1, 2003]
          RETIREMENT DATE:
          INITIAL GUARANTEED INTEREST RATE:  [3.10%  To 07/31/04]
          MINIMUM GUARANTEED INTEREST RATE:  [3.00%  To 12/31/03]
                                             [1.50%  After 12/31/03]

********************************************************************************

                           TABLE OF GUARANTEED VALUES

               NUMBER OF CONTRACT, OR                               GUARANTEED
           PARTICIPATION YEARS, IF APPLICABLE                       CASH VALUE
           ----------------------------------                       ----------
                        [1                                              $1,031
                         2                                              $2,061
                         3                                              $3,107
                         4                                              $4,169
                         5                                              $5,247
                         6                                              $6,340
                         7                                              $7,450
                         8                                              $8,577
                         9                                              $9,721
                        10                                             $10,882
                        11                                             $12,060
                        12                                             $13,256
                        13                                             $14,470
                        14                                             $15,702
                        15                                             $16,952
                        16                                             $18,221
                        17                                             $19,510
                        18                                             $20,817
                        19                                             $22,145
                        20                                             $23,492
                        21                                             $24,859
                        22                                             $26,247
                        23                                             $27,656
                        24                                             $29,086
                        25                                             $30,537
                        26                                             $32,010
                        27                                             $33,505
                        28                                             $35,023
                        29                                             $36,563
                        30     (Age 65)                                $38,126


The table illustrates minimum guaranteed values. It assumes a $1,000 Contribution made each year on the first month which follows the Contract Date. The table assumes that 100% of all Contributions and earnings are in the Guaranteed Interest Option.

Your actual values may differ from those shown above based on the level and frequency of your Contributions and election of any optional benefits.

Based on the above assumptions, the Guaranteed Paid-Up Monthly Annuity at age 65 is 158.22. This amount assumes a fixed benefit life and 10-year certain annuity (Unisex table). It will be reduced by any charge we make for any taxes (see
Section 7.03). Other forms of Annuity Benefits may be available.]

2003NJ403(b)                                                         Data Page 2

                ANNUITANT:                         [John Doe]
                OWNER:                             [John Doe]
                CONTRACT NUMBER:                   [123456789]
                ISSUE DATE:                        [August 1, 2003]
                CONTRACT DATE:                     [August 1, 2003]
                RETIREMENT DATE:
                INITIAL GUARANTEED INTEREST RATE:  [3.10%   To 07/31/04]
                MINIMUM GUARANTEED INTEREST RATE:  [3.00%   To 12/31/03]
                                                   [3.00%   After 12/31/03]

********************************************************************************
                               TABLE OF GUARANTEED VALUES

               NUMBER OF CONTRACT, OR                               GUARANTEED
           PARTICIPATION YEARS, IF APPLICABLE                       CASH VALUE
           ----------------------------------                       ----------
                        [1                                              $1,031
                         2                                              $2,092
                         3                                              $3,185
                         4                                              $4,310
                         5                                              $5,470
                         6                                              $6,664
                         7                                              $7,894
                         8                                              $9,160
                         9                                             $10,465
                        10                                             $11,809
                        11                                             $13,193
                        12                                             $14,619
                        13                                             $16,088
                        14                                             $17,600
                        15                                             $19,158
                        16                                             $20,763
                        17                                             $22,416
                        18                                             $24,119
                        19                                             $25,872
                        20                                             $27,678
                        21                                             $29,539
                        22                                             $31,455
                        23                                             $33,428
                        24                                             $35,461
                        25                                             $37,555
                        26                                             $39,712
                        27                                             $41,933
                        28                                             $44,221
                        29                                             $46,578
                        30     (Age 65)                                $49,005


The table illustrates minimum guaranteed values. It assumes a $1,000 Contribution made each year on the first month which follows the Contract Date. The table assumes that 100% of all Contributions and earnings are in the Guaranteed Interest Option.

Your actual values may differ from those shown above based on the level and frequency of your Contributions and election of any optional benefits.

Based on the above assumptions, the Guaranteed Paid-Up Monthly Annuity at age 65 is 203.37. This amount assumes a fixed benefit life and 10-year certain annuity (Unisex table). It will be reduced by any charge we make for any taxes (see
Section 7.03). Other forms of Annuity Benefits may be available.]

2003NJ403(b)                                                        Data Page 2a

------

INVESTMENT OPTIONS AVAILABLE (SEE PART II); YOUR ALLOCATION PERCENTAGE (UNTIL CHANGED) IS ALSO SHOWN:

   [INVESTMENT OPTION*                                 ALLOCATION PERCENTAGE**
    ------------------                                 ------------------------

o  Guaranteed Interest Option
o  Fixed Maturity Option
o  EQ/JP Morgan Core Bond
o  EQ/Money Market
o  EQ/Janus Large Cap Growth
o  EQ/Bernstein Diversified Value
o  EQ/Calvert Socially Responsible
o  EQ/FI Mid Cap
o  EQ/Putnam International Equity
o  EQ Equity 500 Index
o  EQ/Small Company Index
o  EQ/Balanced
                                            -------------------------
                                            TOTAL:              100%]

           ***[FIXED MATURITY OPTION:
              EXPIRATION DATE AND GUARANTEED RATE]

             *INVESTMENT OPTIONS SHOWN ARE INVESTMENT OPTIONS OF OUR SEPARATE
              ACCOUNT [A], EXCEPT THE FIXED MATURITY OPTIONS WHICH ARE OUR SEPARATE ACCOUNT NO.[48.]
            **SEE SECTION 3.01
           ***FIXED MATURITY OPTIONS ARE OFFERED WITH VARYING EXPIRATION DATES
              SPANNING AN APPROXIMATE 10 YEAR PERIOD.

2003NJ403(b)                                                         Data Page 3

CONTRIBUTION LIMITS (SEE SECTION 3.01):

Initial Contribution minimum is [$20]. Additional Contribution minimum is [$20].

We reserve the right to limit Contributions to the Guaranteed Interest Option to [25%] of each Contribution we accept.

GUARANTEED INTEREST OPTION - Conditions, Contributions and Transfer Rules (Certificate Sections 2.03(c), 3.01 and 4.02).

The percentage referred to in Sections 2.03(c), 3.01 and 4.02 of the Certificate is [25%].

MINIMUM TRANSFER AMOUNT (SEE SECTION 4.01): [$300] or the Annuity Account Value in an Investment Option if less.

MINIMUM WITHDRAWAL AMOUNT (SEE SECTION 5.01A): [$300] or the Annuity Account Value if less.

MINIMUM AMOUNT OF ANNUITY ACCOUNT VALUE AFTER A WITHDRAWAL (SEE SECTION 5.01A):
[$500].

DEATH BENEFIT AMOUNT (SEE SECTIONS 5.02 ):

[The death benefit is equal to the greater of :

1.) the Annuity Account Value less any outstanding loan; or 2.) the minimum death benefit. The minimum death benefit is the sum of all
     Contributions less any withdrawals and any outstanding loan balance.

Any withdrawal will reduce the minimum death benefit (as adjusted by any previous withdrawal) by an amount that is in the same proportion to such minimum death benefit as the amount that is withdrawn is to the Annuity Account Value.]

NORMAL FORM OF ANNUITY (SEE SECTION 7.02):

[Ten Year Period Certain Annuity Form]

MINIMUM AMOUNT TO BE APPLIED FOR AN ANNUITY (SEE SECTION 7.06):

[$5,000], as well as a minimum of [$20] for the initial monthly annuity payment.

INTEREST RATE TO BE APPLIED OR MISSTATEMENT OF AGE OR SEX (SEE SECTION 7.06):

[6%] per year.

WITHDRAWAL CHARGE (SEE SECTION 9.01):

[None]

2003NJ403(b)                                                         Data Page 4

THIRD PARTY TRANSFERS (SEE SECTION 9.02)

For a direct transfer to a third party of amounts under your Certificate or an exchange for another contract of another carrier, we will deduct a [$25] charge per occurrence up to a maximum of $65.

CHARGES DEDUCTED FROM THE ANNUITY ACCOUNT VALUE (SEE SECTION 9.03):

[Not Applicable]

TRANSFER CHARGES BETWEEN INVESTMENT OPTIONS (SEE SECTION 9.04)

[Not Applicable]

DAILY SEPARATE ACCOUNT CHARGE (SEE SECTION 9.05):

[.70%] this is subject to change as described in Sections 9.05 and 9.09. The maximum annual charge will not exceed [2.00%].


2003NJ403(b)                                                         Data Page 5